SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]

Filed by a party other than the Registrant [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement   [   ]   Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e) (2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material under Rule 14a-12

                            LINDBERG CORPORATION

               (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
        and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

                            LINDBERG CORPORATION
                           6133 North River Road
                                 Suite 700
                          Rosemont, Illinois 60018

Leo G. Thompson
President and
Chief Executive Officer

                                                              March 28, 2000




TO OUR STOCKHOLDERS:

    You are cordially invited to attend the annual meeting of stockholders of Lindberg Corporation, which will be held in the Auditorium at Riverway, 6133 North River Road, Rosemont, Illinois, on Friday, April 28, 2000, at 9:00 a.m., Chicago time.

    At the meeting, management will review with you the Company's performance during the past year and major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations.

    To assure that your shares are represented at the meeting, please return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting.

                                        Sincerely yours,

                                        /s/Leo G. Thompson

                            LINDBERG CORPORATION

                                ------------

                  Notice of Annual Meeting of Stockholders

                               April 28, 2000

    The annual meeting of stockholders of Lindberg Corporation will be held in the Auditorium at Riverway, 6133 North River Road, Rosemont, Illinois on Friday, April 28, 2000, at 9:00 a.m., Chicago time, for the following purposes:

    1.   To elect two Class III directors.

    2. To transact such other business as may properly come before the meeting.

    All stockholders of record at the close of business on March 10, 2000 are entitled to vote at the meeting. A list of stockholders of the Company entitled to vote at the meeting will be kept at the offices of the Company for a period of ten days prior to the meeting.

    Stockholders who do not intend to be present at the meeting in person are requested to mark, date, sign and return the enclosed proxy, which does not require postage if mailed in the United States.

                                        S. S. PENLEY
                                        Secretary

Rosemont, Illinois
March 28, 2000

                            LINDBERG CORPORATION
                           6133 North River Road
                                Suite 700
                          Rosemont, Illinois  60018

                                ------------

                                                              March 28, 2000
                              Proxy Statement


                        ANNUAL MEETING OF STOCKHOLDERS

    This proxy statement is furnished in connection with the solicitation by the board of directors of Lindberg Corporation (the "Company") of proxies for use at the annual meeting of stockholders of the Company to be held on April 28, 2000, and at any adjournments of such meeting. Stockholders who execute proxies may revoke them at any time before they are voted, either in person at the meeting, by written notice to the Secretary at the above address, or by delivery of a later dated proxy.

                     SHARES OUTSTANDING AND VOTING RIGHTS

    The Company had outstanding on the record date for the meeting 5,661,061 shares of common stock. Each share has one vote, without the right to cumulate votes in the election of directors. All stockholders of record at the close of business on March 10, 2000 are entitled to vote at the meeting.

                          THE ELECTION OF DIRECTORS

    The board of directors proposes the election of Messrs. W. R. Reum and
L. G. Thompson as Class III directors, each of whom is an incumbent Class III director. It is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, for the election of Messrs. Reum and Thompson as Class III directors. Directors are elected by a plurality of the votes cast by the holders of common stock at a meeting at which a quorum is present. This means that the individual receiving the largest number of votes cast will be elected. Broker non-votes, abstentions and proxies specifying "withhold authority" are counted for purposes of establishing a quorum, but will have no effect on the election. Should a nominee become unable to accept nomination or election, which management does not anticipate, the proxies may be voted for such other person as shall be determined by the board of directors in its discretion.

    The following table sets forth information concerning the two nominees for Class III director, and each Class I and Class II director whose term will continue.

  Name, Year
 First Elected                    Principal Occupation for Last
Director and Age                  Five Years and Public Company Directorships
----------------                  -------------------------------------------
                               Nominees for term expiring in 2003 (Class III)

W. R. Reum..........        Former Chairman from April 1991 to February 1999
   1999-57                  and Chief Executive Officer from January 1991 to
                            February 1999 of The Interlake Corporation
                            (designer, manufacturer and distributor of
                            automotive, aerospace and material handling
                            products).  Also a director of AMSTED Industries
                            Incorporated.

L. G. Thompson......        President and Chief Executive Officer of the
   1987-59                  Company since January 1991.

                               Directors whose term expires in 2001 (Class I)

Dr. R. F. Decker....        Chairman since December 1988 of Thixomat, Inc.
   1987-69                  (a general partnership formed to promote and
                            commercialize Thixomolding(tm) technology and in
                            which the Company has a minority investment)(1).
                            Chairman from December 1988 to December 1998 of
                            University Science Partners, Inc. (a now dissolved
                            general partnership that funded, developed and
                            commercialized university and national laboratory
                            technology). Also a director of Special Metals
                            Corporation.

R. A. Jean..........        Corporate Vice President since August 1999 of
   1995-57                  AMSTED Industries Incorporated (a manufacturer of
                            railroad, construction and building products).
                            President from April 1997 to August 1999, Chief
                            Executive Officer from February 1999 to August
                            1999, Chief Operating Officer from February 1993
                            to January 1999 and Executive Vice President from
                            February 1993 to May 1997 of Varlen Corporation.

                               Directors whose term expires in 2002 (Class II)

G. H. Bodeen........        Chairman of the Board of the Company since
   1960-76                  December 1980.  Chief Executive Officer from
                            April 1965 to December 1990.

J. T. Schanck.......        Former Vice Chairman from September 1986 to
   1975-69                  December 1988 of Illinois Tool Works Inc.
                            (producer of specialty engineered products and
                            systems).

----------------
(1)	Dr. Decker and the Company each own a 17% interest in Thixomat, Inc.


        The board of directors recommends that stockholders vote FOR the
election of both nominees for Class III director.                ---

Functioning of the Board and Committees

    The Company's board of directors has an executive compensation committee and an audit committee.

    Members of the executive compensation committee are J. T. Schanck (chairman), G. H. Bodeen and R. F. Decker. The committee reviews the performance of the Company's Chief Executive Officer, makes recommendations to the full board of directors with respect to salary policy and compensation of officers and administers the 1991 Stock Option Plan for Key Employees.
The committee also performs the function of a nominating committee, reviewing and making recommendations to the full board with respect to candidates for membership on the board and the qualifications and responsibilities of members of the board. The committee will consider persons brought to its attention by officers, directors and stockholders. Proposals for nominees may be submitted to the committee at the address shown on page one of this proxy statement, attention of the Secretary. See "Other Business." During 1999, the committee met twice.

    Members of the audit committee are R. A. Jean (chairman), R. F. Decker, and W. R. Reum. Among its responsibilities, the committee reviews (i) audit procedures and the scope of examination by the Company's independent public accountants, (ii) results of the annual audit by the Company's independent public accountants and (iii) internal audit procedures. It also recommends to the full board annually the independent public accountants. During 1999, the committee met once.

    The board of directors of the Company met on seven occasions during 1999.

                          EXECUTIVE COMPENSATION

Compensation Overview

    The Company compensates its executive officers at competitive levels while at the same time structuring that compensation in a manner that links executive compensation to the performance of the Company. The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and the Company's other executive officers.

                        SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                     Annual Compensation          Compensation
                                     -------------------          ------------
                                                                   Securities
Name and Principal Position   Year                                 Underlying
---------------------------   ----   Salary        Bonus            Options
                                      ($)          ($)(1)           (#)(2)
                                     --------------------         ------------
L. G. Thompson.............   1999   350,016           --                   --
  President and Chief         1998   300,000      300,000               60,000
  Executive Officer           1997   283,344      181,500               25,000

S. S. Penley...............   1999   170,000       10,000                   --
  Executive Vice President    1998   155,000      133,500               27,000
  and Chief Financial         1997   149,667       48,625               10,000
  Officer

M. W. Nelson...............   1999   163,000       29,750                   --
  Senior Group Vice           1998   155,000       70,950               13,500
  President                   1997   149,667       55,825               10,000

P. J. McCarren.............   1999   145,000        8,000                   --
  Group Vice President        1998   135,000       67,500                9,000
                              1997   115,167       38,975                2,000
----------------------------
(1)  Cash bonuses.
(2)  Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.
     Options become exercisable in four equal annual installments commencing on the first anniversary of the grant.  The exercise price for shares granted under such options is their fair market value at the time of grant.

    The Company did not grant any options to its executive officers in 1999.

    Compensation of non-employee directors consists of an annual retainer fee of $20,000 and a fee of $1,000 for each board or committee meeting attended.
In addition, each committee chairman receives $2,000 per year. Under the Company's 1991 Stock Option Plan for Directors, each non-employee director is granted, upon becoming a director, options to purchase 9,000 shares of the Company's common stock, exercisable in equal installments on each of the first, second and third anniversaries of the grant. The Company has, in the past, granted additional options to purchase 7,500 shares of the Company's common stock to each non-employee director who had served three years on the board. These additional options are exercisable in three equal installments on each of the first, second and third anniversaries of the grant. The exercise price for shares granted under the plan is their fair market value at the time of grant.

    In addition to his consulting fee described in the next paragraph and the non-employee director fee described in the previous paragraph, Mr. Bodeen received a fee of $37,500 as Chairman of the Board in 1999.

    Mr. Bodeen retired as an employee of the Company effective January 1, 1991 and entered into an agreement to provide consulting services to the Company. In consideration for the consulting services, Mr. Bodeen receives annual compensation of $100,000 until December 31, 2000, and certain perquisites consistent with the position. The agreement prohibits Mr. Bodeen from competing with the Company during the term of the agreement. In the event that during the term of the agreement Mr. Bodeen becomes permanently disabled or dies, he or his wife will receive annually one-half the amount of compensation he would have otherwise received under the agreement.

    In addition to his fees as a Director, Chairman of the Board and consultant described above, Mr. Bodeen receives annual retirement benefits of $91,017 under the Company's Supplemental Retirement Benefits Plan.

    The following table sets forth the aggregate gross value realized of options exercised (market price on date of exercise less exercise price) by executive officers during the fiscal year ended December 31, 1999 and the year-end value of unexercised options held by the executive officers on December 31, 1999.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUES

                                         Number of Securities       Value of Unexercised
                                        Underlying Unexercised      In-the-Money Options
                   Shares                 Options at 12/31/99           at 12/31/99
                 Acquired on    Value  ------------------------- -------------------------
Name             Exercise (#) Realized Exercisable/Unexercisable Exercisable/Unexercisable
----            ------------- -------- ------------------------- -------------------------
L. G. Thompson      16,000    $ 83,750      98,750 / 43,750        $ 29,000 / $  --
S. S. Penley           --           --      35,000 / 19,000          13,125 /    --
M. W. Nelson           --           --      45,375 / 11,125          41,500 /    --
P. J. McCarren      2,000       10,500      11,400 /  6,000           4,625 /    --


Executive Officer Employment Agreements

    In 1999, the Company entered into employment agreements with L. G. Thompson and S. S. Penley which provide for the payment of compensation and benefits in the event of termination following a change in control of the Company. Each executive whose employment is terminated following a change in control will receive compensation pursuant to the agreement only if the termination was by the Company without cause or by the executive for good reason (which includes the termination by the executive for any reason during the 30-day period following the first anniversary of a change in control). Once effective, the agreements provide, in addition to unpaid ordinary compensation and benefits, a lump sum cash payment equal to the executive's annual compensation times 3.0 with respect to L. G. Thompson and 2.5 with respect to S. S. Penley.

Compensation Committee Interlocks and Insider Participation

    The members of the executive compensation committee are J. T. Schanck (chairman), G. H. Bodeen and R. F. Decker. G. H. Bodeen currently holds the office of Chairman of the Company, and was, until January 1, 1991, the Chief Executive Officer of the Company.

      EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Company's officers are made by the three-member executive compensation committee of the board. Each member of the executive compensation committee is a non-employee director. The committee establishes the compensation of L. G. Thompson, Chief Executive Officer, based on its evaluation of Mr. Thompson's performance. It establishes the compensation of the other officers of the Company in consultation with Mr. Thompson. All decisions by the executive compensation committee relating to the compensation of all the Company's officers are reviewed by the full board. Set forth below is the report submitted by Messrs. Schanck, Bodeen and Decker in their capacity as the board's executive compensation committee.

Compensation Policies For Executive Officers

    The executive compensation committee's executive compensation policies are designed to provide competitive levels of compensation that integrate with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

    The executive compensation committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements help align management's and stockholders' interests in enhancing stockholder value. The committee has recommended that incentive pay tied to objective performance of the Company and stock-based incentives should be significant elements of the compensation for the executive officers.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive, is not relevant at the current levels of compensation of the Company's executive officers.

Relationship of Performance Under Compensation Plans

    The primary measure of performance utilized under the Company's compensation plans each year is targeted versus actual annual net earnings for the Company as a whole. Business unit earnings performance criteria accounted for the rest in the case of Messrs. Nelson and McCarren. Annual operating targets utilized for purposes of evaluating annual bonuses are developed by the Company's senior officers, including Mr. Thompson. They are subsequently approved by the board of directors. In the event that the minimum threshold level of targeted net earnings is not attained, no cash bonus is paid based on this criteria. In 1999, the executive compensation committee awarded a cash bonus to Mr. Nelson based on earnings performance objectives approved by the board and, in the case of Messrs. Thompson, Penley and McCarren, based on certain non-quantitative factors. Mr. Thompson declined the bonus awarded to him.

Other Compensation Plans

    At various times in the past, the Company has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate and has adopted certain retirement, life and health insurance plans. In addition, the board of directors has approved a Supplemental Executive Retirement Benefits Plan (the "Supplemental Plan"). Under the Supplemental Plan, benefits are payable to participants to the extent such benefits exceed the maximum benefits payable under the Lindberg Corporation Pension Plan (the "Pension Plan") (by federal law, deductibility of benefits is limited to those based on maximum annual covered compensation of $150,000 per individual). Benefits under these plans are not directly or indirectly tied to Company performance. Messrs. Thompson, Penley and Nelson are participants in the Supplemental Plan. (See also "Pension and Retirement Plans.")

CEO Compensation

    The executive compensation committee establishes the annual base salary of the Chief Executive Officer. In setting the base salary of the Chief Executive Officer, the committee considers a number of factors, including competitive compensation data, the individual's experience, responsibility and job performance. The committee considers the same factors in establishing the Chief Executive Officer's incentive pay.

    Mr. Thompson has been Chief Executive Officer since January 1, 1991. His compensation consists of annual base salary, currently at $350,000, incentive cash awards and stock option grants.

                                          Executive Compensation Committee
                                          J. T. Schanck (Chairman)
                                          G. H. Bodeen
                                          R. F. Decker

Pension and Retirement Plans

    The executive officers of the Company are covered by the Pension Plan. The Pension Plan provides retirement benefits for participating employees which are calculated with reference to years of service and final average monthly compensation (salary and bonus). In addition, Messrs. Thompson, Penley and Nelson are participants in the Supplemental Plan. The following table shows estimated annual benefits payable upon retirement under the Pension Plan and the Supplemental Plan to employees with the indicated years of service and final average annual compensation. The estimated annual benefits are based on the assumption that both plans will continue in effect and that the participant retires at age 62. If the executive's retirement begins before his reaching age 62, benefits under the Supplemental Plan are reduced by .3% for each month that the payment precedes his 62nd birthday. Benefits are not subject to reduction for Social Security benefits. The vesting period for the Supplemental Plan is ten years and, at December 31, 1999, the credited years of service under the Supplemental Plan for Messrs. Thompson, Penley and Nelson were 12, 12 and 16, respectively. Currently, they are the only participants in the Supplemental Plan. See "Executive Compensation Committee Report on Executive Compensation-Other Compensation Plans."


                                      Years of Service
Final Average    --------------------------------------------------------
Compensation        10          15          20          25          30
-------------    --------    --------    --------    --------    --------
  $150,000       $ 50,100    $ 75,150    $ 75,150    $ 75,150    $ 75,150
   200,000         66,800     100,200     100,200     100,200     100,200
   250,000         83,500     125,250     125,250     125,250     125,250
   300,000        100,200     150,300     150,300     150,300     150,300
   350,000        116,900     175,350     175,350     175,350     175,350
   400,000        133,600     200,400     200,400     200,400     200,400
   450,000        150,300     225,450     225,450     225,450     225,450
   500,000        167,000     250,500     250,500     250,500     250,500


Defined Contribution Plans

    All of the executive officers are eligible to participate in one of the Company's 401(k) defined contribution plans. Under these plans, the Company matches 50% of the participant's contributions up to 4% of compensation.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

    The chart below sets forth a comparison of the Company's annual stockholder return with the annual stockholder return of (i) the Wilshire Next 1750 Universe index (an index of the stocks of 1,750 companies ranked 751 to 2,500 by market capitalization in the Wilshire 5000 Total Market Index), and
(ii) a peer group of publicly-traded companies that are similar in size and produce products and perform services similar to those of the Company. The companies in the peer group are Ampco-Pittsburgh Corporation, Steel Technologies Inc. and Fansteel Inc., and each company's contribution to the peer group's total value is weighted based on that company's market capitalization. The chart is based on an investment of $100 on December 30, 1994, and assumes that all dividends were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock. The chart and related data were furnished by Wilshire Associates, a Santa Monica, California-based financial and investment firm.

                             FIVE-YEAR CUMULATIVE
                                 TOTAL RETURNS


                             [PERFORMANCE GRAPH]


Total returns assume dividends reinvested on ex-date.


                    12/30/94  12/29/95  12/31/96  12/31/97  12/31/98  12/31/99
                    --------  --------  --------  --------  --------  --------
Lindberg Corporation $ 100     $ 112     $ 171     $ 265     $ 164     $ 144

Peer Group - Metal
Processors           $ 100     $  87     $ 108     $ 134     $  80     $ 104

Wilshire Next 1750   $ 100     $ 130     $ 151     $ 187     $ 188     $ 236


                               STOCK OWNERSHIP

    The following table sets forth information as of March 10, 2000 (except as otherwise noted) concerning shares of common stock of the Company beneficially owned by each person known to the Company to own more than 5% of its outstanding shares, and by the Company's directors and executive officers.

                                                Number
                                               of Shares       Percent of
                                              Beneficially    Outstanding
Name and Address                                Owned(1)         Shares
----------------                              ------------    -----------
5% Stockholders

Ira Sochet.........................           881,200 (2)     15.6
  9350 S. Dixie Highway, Suite 1260
  Miami, Florida  33156

Nancy L. Bodeen....................           451,376 (3)      8.0
  1180 Whitebridge Hill
  Winnetka, Illinois 60093

The Killen Group, Inc..............           367,306 (4)      6.5
  1199 Lancaster Avenue
  Berwyn, Pennsylvania  19312

Dimensional Fund Advisors Inc......           365,900 (5)      6.5
  1299 Ocean Ave., 11th Floor
  Santa Monica, California  90401

Suntrust Banks, Inc................           314,300 (6)      5.6
  303 Peachtree Street, Suite 1500
  Atlanta, Georgia  30308

Susan L. Byrd......................           304,656 (7)      5.4
  24 Marsh Point Road
  Amelia Island, Florida  32034

Directors and Executive Officers

G. H. Bodeen.......................           226,659 (8)(9)   4.0
R. F. Decker.......................            18,000 (9)     (10)
R. A. Jean.........................            17,000 (9)     (10)
W. R. Reum.........................             4,000 (9)     (10)
J. T. Schanck......................            17,500 (9)     (10)
L. G. Thompson.....................           206,250 (9)(11)  3.6
S. S. Penley.......................            57,115 (9)      1.0
M. W. Nelson.......................            48,951 (9)     (10)
P. J. McCarren.....................            19,600 (9)     (10)
All directors and executive
  officers as a group (9 persons)..           615,075 (12)    10.4

                                      9

--------------------------
(1)  Sole voting and dispositive power, except as otherwise indicated.

(2)  Based on Ira Sochet's response to the Company's 2000 5% Stockholders
     Questionnaire reporting ownership as of March 1, 2000.

(3) Includes 397,201 shares with respect to which N. L. Bodeen has sole voting and sole dispositive power and 54,175 shares held by a family charitable foundation with respect to which shares she has shared voting and shared dispositive power in her capacity as co-trustee with her husband, G. H. Bodeen. Excludes 47,634 shares held by a trust created under the will of L. A. Lindberg of which trust N. L. Bodeen is the beneficiary but with respect to which shares N. L. Bodeen has no voting or dispositive power and disclaims beneficial ownership.

(4)  Based on The Killen Group's response to the Company's 2000 5%
     Stockholders Questionnaire reporting ownership as of March 1, 2000.

(5)  Based on a report of ownership on an amendment to Schedule 13G, dated
     February 11, 2000, filed with the Securities and Exchange Commission reporting ownership as of December 31, 1999. Dimensional Fund Advisors
     Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 365,900 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust, and DFA Participation
     Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6)  Based on SunTrust Banks, Inc.'s response to the Company's 2000 5%
     Stockholders Questionnaire reporting ownership as of March 1, 2000.

(7) Includes 22,730 shares with respect to which S. L. Byrd has sole voting and sole dispositive power and 281,926 shares with respect to which
     S. L. Byrd has shared voting and shared dispositive power.  Excludes
     27,601 shares held by a trust created under the will of L. A. Lindberg of which trust S. L. Byrd is the beneficiary but with respect to which shares S. L. Byrd has no voting or dispositive power and disclaims beneficial ownership.

(8) G. H. Bodeen has sole voting and sole dispositive power over 97,250 shares, which includes 75,750 shares he owns directly, 16,500 shares subject to currently exercisable options, and 5,000 shares held by his personal retirement trust of which he is co-trustee and co-beneficiary.
     In addition, Mr. Bodeen has shared voting and sole dispositive power as to 75,234 shares in his capacity as co-trustee of trusts created under the will of L. A. Lindberg, and Mr. Bodeen also has shared voting and shared dispositive power with respect to 54,175 shares in his capacity as co-trustee with his wife, N. L. Bodeen, of a family charitable foundation.

(9) Includes shares subject to stock options which are currently exercisable or become exercisable within 60 days of March 10, 2000, as follows:
     G. H. Bodeen and J. T. Schanck, 16,500 shares each; W. R. Reum, 3,000 shares; R. F. Decker, 13,500 shares; R. A. Jean, 2,500 shares; L. G.
     Thompson, 98,750 shares; S. S. Penley, 35,000 shares; M. W. Nelson,
     45,375 shares; and P. J. McCarren, 11,400 shares.

(10) Less than 1% of the outstanding shares of the Company.

(11) L.G. Thompson has sole voting and sole dispositive power over 176,250 shares which includes 77,500 shares he owns directly and 98,750 shares subject to currently exercisable options. In addition, Mr. Thompson has shared voting power with respect to 30,000 shares.

(12) Includes 75,234 shares with shared voting power, and 242,525 shares subject to stock options which are currently exercisable or become exercisable within 60 days of March 10, 2000.


              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During 1999, P. J. McCarren filed one late report required by Section 16(a) of the Securities Exchange Act of 1934 regarding an otherwise exempt exercise of stock options.

                             FINANCIAL STATEMENTS

    Stockholders are referred to the annual report for the fiscal year ended December 31, 1999, which is enclosed with this proxy statement, for financial and other information about the activities of the Company for such fiscal year, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                                OTHER BUSINESS

    Management knows of no other matters which will be brought before the meeting. However, if any other matter is properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

    Any stockholder who intends to present a proposal at the Company's annual meeting to be held in April 2001, and who wishes to have a proposal included in the Company's proxy statement for that meeting, must deliver the proposal to the Company's Secretary. All proposals must be received by the Secretary no later than November 30, 2000 and must satisfy the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

    In order for a stockholder to nominate a candidate for director, under the Company's By-Laws timely notice of the nomination must be received by the Secretary of the Company in advance of the meeting. Ordinarily, such notice must be received not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, but if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Secretary of the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters.
These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

    In each case the notice must be given to the Secretary of the Company, whose address is 6133 North River Road, Suite 700, Rosemont, Illinois 60018. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary of the Company. A copy of the By-Laws is filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 and is available at the Securities and Exchange Commission Internet site (http://www.sec.gov).

              RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    During 1999, the Company engaged Arthur Andersen LLP as its independent public accountants.

    The appointment of auditors is approved annually by the board of directors, upon recommendation of the audit committee. The audit committee expects to recommend that Arthur Andersen LLP be selected as auditors for 2000.

    It is expected that a representative of Arthur Andersen LLP will be present at the annual meeting of stockholders, with the opportunity to make a statement and to respond to appropriate questions by stockholders.

                                    GENERAL

    The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers, directors and employees of the Company may solicit proxies on its behalf by means of telephone or telegraph. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and reimburse them for their reasonable out-of-pocket costs.

                                       By Order of the Board of Directors


                                       S. S. PENLEY
                                       Secretary

 PROXY                        LINDBERG CORPORATION                      PROXY
         6133 North River Road, Suite 700 ( Rosemont, Illinois  60018

         This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints G. H. Bodeen, L. G. Thompson and S. S. Penley as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Lindberg Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on April 28, 2000, or any adjournment thereof. A majority (or if only one, then that one) of the above Proxies (or their substitutes) present and acting at the meeting shall have all of the powers conferred hereby.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

    If no direction is made, this proxy will be voted FOR ALL the director
nominees listed on the reverse side.                  -------

          PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side.)

                              LINDBERG CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [Darkened oval]

The board of directors recommends that stockholders vote FOR the director nominees listed below.
                                                         For All except
                                   For     Withhold   the nominee whose name
1. ELECTION OF DIRECTORS -         All        All        appears below.
   Nominees:  L. G. Thompson      [oval]    [oval]          [oval]
   and W. R. Reum
                                                      ---------------------
2. IN THEIR DISCRETION, ON ANY OTHER
   MATTERS THAT MAY PROPERLY
   COME BEFORE THE MEETING.

                                   Please sign exactly as name or names
                                   appear below.  Joint owners should each
                                   sign personally. If you sign as agent or in any other representative capacity, please state the capacity in which you sign. Attorneys should submit powers of attorney.

                                               Date:__________________, 2000

                                      Signature(s)__________________________
                                      ______________________________________


                          YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.